EXHIBIT 21.1
SUBSIDIARIES OF LIONS GATE ENTERTAINMENT CORP.

NAME	JURISDICTION
3 Wise Guys Productions	CAL
3F Services, Inc.	DEL
All About Us Productions Inc.	CAL
Alpha & Omega Productions, LLC	DEL
AM Psycho Productions, Inc.	NY
Arima, Inc.	CAL
Artisan Entertainment Inc.	DEL
Artisan Film Investors LLC	US
Artisan Film Investors Trust	US
Artisan Filmed Productions, Inc.	CAL
Artisan Home Entertainment Inc.	DEL
Artisan Music Inc.	DEL
Artisan Pictures Inc.	DEL
Artisan Properties, Inc.	NY
Artisan Releasing Inc.	DEL
Artisan Television Inc.	DEL
Associated Corporate Holdings Ltd.	BVI
Attraction Productions LLC	CAL
BD Optical Media, Inc.	DEL
BL Distribution Corp.	DEL
Blair Witch Films Partners Ltd.	FLA
Blissful Productions Corp.	BC
Blue Productions Inc.	ON
Burrowers Productions, Inc.	CAL
Cave Productions, Inc.	CAL
Cheap Date, Inc.	CAL
CinemaNow Inc.	CAL
Cinepix Animation Inc.	QC
Cinepix Films Inc.	QC
Confidence Productions, Inc.	CAL
Cut Productions Inc.	CAL
Dead Zone Production Corp.	BC
Debmar Mercury LLC	CAL
Debmar Studios Inc.	CAL
Devil’s Rejects, Inc.	CAL
DJM Services, Inc.	CAL
Dresden Files Productions Corp.	CBCA
Employee Productions Inc.	CAL
EX Flix Inc.	DEL
EZ Flix Prod. Inc.	DEL
FHCL LLC	DEL
Film Holdings Co. Inc.	DEL
Final Cut Productions Corp.	BC
Five Days Productions Corp.	BC
Frailty Productions, Inc.	CAL
Frankenstein LLC	LA
Fusion Productions, Inc.	CAL
GC Films, Inc.	CAL
Glass Post, Inc.	CAL
Grey Matters Production Ltd.	UK

NAME	JURISDICTION
Guyana Gold USA LLC	WY
Hidden Palms Productions Inc.	AZ
High Concept Productions Inc.	ON
Higher Post LLC	CAL
Hypercube Productions Corp.	ON
Infidelity LLC	LA
Invisible Casting, Inc.	CAL
JV Media Inc.	ON
Kill Pit Productions Inc.	PA
King of the World Productions LLC	CAL
Landscape Entertainment Corp.	DEL
Landscape Interactive Inc.	CAL
Landscape Interactive Web Design	CAL
Landscape TV	DEL
LC Productions Corp.	CBCA
Lee Productions Inc.	CAL
LG Extra Corp. Inc.	CAL
LG Film Finance I, LLC	DEL
LG Horror Channel Holdings LLC	DEL
LG Pictures Inc.	DEL
Lions Gate Australia Pty. Ltd.	AU
Lions Gate Entertainment Inc.	DEL
Lions Gate Films Development Corp.	ON
Lions Gate Films Inc.	DEL
Lions Gate Films Licensing LLC	DEL
Lions Gate Films Production Corp.	CBCA
Lions Gate Home Entertainment UK Ltd.	UK
Lions Gate Music Corp.	BC
Lions Gate Music Publishing LLC	CAL
Lions Gate Pictures Ltd.	UK
Lions Gate Records, Inc.	CAL
Lions Gate Television Development LLC	CAL
Lions Gate Television Inc.	DEL
Lions Gate UK Ltd.	UK
Lovespring Productions Inc.	CAL
Loving Gun Productions, Inc.	DEL
Lucky 7 Productions Corp.	BC
Madea Productions, Inc.	GA
Magic Pebble LLC	DEL
Missing III Productions Corp.	ON
Monster Productions Inc.	LA
Motel Man Productions Inc.	CAL
Mother Productions Corp.	ON
NGC Films, Inc.	CAL
Ninth Passenger	UK
Palm Springs Productions Inc.	CAL
Planetary Productions LLC	CAL
Post Production, Inc.	CAL
Pride Pictures LLC	DEL
Production Management Inc.	NM
Profiler Productions Corp.	ON
Psycho Productions Services Corp.	ON
Punisher Productions, Inc.	CAL
Radiant Productions Corp.	BC
Rogue Films, Inc.	CAL
Scarlett LLC	CAL

NAME	JURISDICTION
Screening Room, Inc.	CAL
Shattered Productions Inc.	QC
Silent Development Corp.	DEL
Skipped Parts Productions Inc.	SK
Spelling Bee Productions, LLC	DEL
Spoofalicious	CAL
Staircase LLC	LA
Talk Productions Corp.	ON
Terrestrial Productions Corp.	BC
Touch Productions Crop.	ON
U.R.O.K. Productions Inc.	CAL
Vestron Inc.	DEL
Webisode Productions Inc.	CAL
Weeds Productions Inc.	CAL
Why Did I Get Married	CAL
Wildfire 2 Productions Inc.	CAL
Wildfire 3 Productions Inc.	CAL
Wildfire 4 Productions Inc.	CAL
Wildfire Productions Inc.	CAL
Writers on the Wave	CAL